SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/x/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
NBC Internet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY 11717

NBC INTERNET, INC.

Dear Stockholder:

YOUR VOTE IS IMPORTANT!

As you know, the Special Meeting of Stockholders scheduled for August 8, 2001 is rapidly approaching. Your participation in the Meeting, in person or by proxy, is particularly important, since approval of the proposed transaction being considered at the meeting requires the affirmative vote of a majority of NBCi's outstanding shares. According to our latest records, we have not yet received your proxy.

Since time is short, we have set up a system that allows you to vote your shares by toll-free phone. Simply follow the instructions below:

If you have any questions or need assistance in the last-minute voting of your shares, please call our proxy solicitors, Innisfree M&A Incorporated, toll-free at 888-750-5834.

TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
ARE AVAILABLE TO ASSIST YOU NOW!!!

INSTRUCTIONS

1.	Call Toll-Free 1-877-880-9547, anytime, day or night.
2.	Tell the operator that you wish to send a collect ProxyGram to ID No. 8712, NBC Internet, Inc.
3.	State your name, address and telephone number.
4.	State the bank or broker at which your shares are held and your control number as shown below:
Name:	‹NA.1›
Broker:	‹Broker›
Control Number:	‹ControlNum›
Number of Shares:	‹NumShares›

5.	Give the operator your voting preferences, using the proxy text below.

PROXY
NBC INTERNET, INC.
SPECIAL MEETING OF STOCKHOLDERS
AUGUST 8, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Lansing and Anthony E. Altig and either of them, proxies (each with full power of substitution) to vote, as indicated below and in their discretion upon such other matters, not known or determined at the time of solicitation of this proxy, as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the special meeting of the stockholders of NBC Internet, Inc. to be held on August 8, 2001 at 10:00 a.m. Pacific time, at 225 Bush Street, San Francisco, CA 94104 and at any adjournment or postponement of the special meeting, as indicated below.

This proxy is solicited on behalf of our board of directors. This proxy also delegates discretionary authority with respect to any other business which may properly come before the meeting or which may properly come before any adjournment or postponement of the special meeting and matters incident to the conduct of the special meeting. No proxies marked AGAINST the proposal to adopt the merger agreement will be voted on a motion to adjourn or postpone the special meeting.

The undersigned hereby acknowledges receipt of the notice of the special meeting and the proxy statement.

1.
A proposal to approve and adopt the Agreement of Merger and Plan of Liquidation and Dissolution dated as of April 8, 2001 by and among NBC Internet, Inc., National Broadcasting Company, Inc. and Rainwater Acquisition Corp. and approve the merger and liquidation.

( ) FOR        ( ) AGAINST        ( ) ABSTAIN

2.
Approval of any proposal to adjourn or postpone the meeting.

( ) FOR        ( ) AGAINST        ( ) ABSTAIN

3.
In the discretion of the proxies, to vote upon such other business as may properly come before the meeting, including any adjournment or postponement of the special meeting.

( ) FOR        ( ) AGAINST        ( ) ABSTAIN